AMERICAN STATE BANK
620 NORTH GRANT AVENUE
ODESSA, TEXAS
79761

August 1, 2008

Permian Legend Petroleum LP
3327 West Wadley Avenue, Suite 3, #267
Midland, Texas 79707

Attention:	Lisa P. Hamilton, Manager Ronnie L. Steinocher, Manager

Permian Legend, LLC
3327 West Wadley Avenue, Suite 3, #267
Midland, Texas 79707

Attention:	Lisa P. Hamilton, Manager Ronnie L. Steinocher, Manager

Mr. Ronnie L. Steinocher
2100 West Wadley Avenue, #21
Midland, Texas 79707

Ms. Lisa P. Hamilton
3327 West Wadley Avenue, Suite 3, #267
Midland, Texas 79707

RE: Loans to be advanced by American State Bank to Permian Legend Petroleum LP

Ladies and Gentlemen:

American State Bank, a state banking association (alternatively, “ASB” or the “Bank”), hereby commits to provide to Permian Legend Petroleum LP, a Texas limited partnership (the “Borrower”), a term loan in the original principal amount of One Million Six Hundred Seventy-Five Thousand Six Hundred Forty-Nine and No/100 Dollars ($1,675,649.00) (the “Loan”). The Loan will be evidenced by a Term Note, of even date herewith, in the original face amount of One Million Six Hundred Seventy-Five Thousand Six Hundred Forty-Nine and No/100 Dollars ($1,675,649.00), executed by the Borrower in favor of the Bank (the “Note”). The Loan will be collateralized by Deeds of Trust and Financing Statements covering oil and gas properties owned by Borrower in Nolan, Reagan, Runnels, and Taylor Counties, Texas (collectively, the “Deeds of Trust”). As provided in the Deed of Trust, proceeds of production will be payable directly to the Bank, pursuant to letters in lieu to be executed by the Borrower simultaneously with the execution of this Agreement (the “Letters in Lieu”). The Bank will deduct the payments due under the Note from the proceeds of production. In addition, the Loan will be collateralized by unlimited Guaranty Agreements (the “Guaranty Agreements”) to be executed by Permian Legend, LLC, a Texas limited liability company (“Permian LLC”); Ronnie L. Steinocher, an individual (“Steinocher”), and Lisa P. Hamilton, an individual (“Hamilton”)(collectively, the “Guarantors”). The Deeds of Trust, the Letters in Lieu, the Guaranty Agreements, and any associated financing statements are collectively referred to herein as the “Security Instruments”.

I. TERMS

Agreement

This Agreement, dated as of August 1, 2008, and any extensions, renewals, or modifications hereof.

Borrower

Permian Legend Petroleum LP

Guarantors

Permian Legend LLC
Ronnie L. Steinocher
Lisa P. Hamilton

Bank

American State Bank

Commitment

The lesser of the following amounts: (a) the face amount of the Note; or (b) the Borrowing Base then in effect.

Rate

Interest under the Note shall accrue at an annual rate equal to the American State Bank Base Rate, plus one percent (1.0%). For purposes of this Agreement, the “American State Bank Base Rate” shall mean the rate announced by Bank as its base lending rate as of the beginning of each Business Day, as hereinafter defined, (and for holidays or weekends, the American State Bank Base Rate shall be the American State Bank Base Rate as of the close of business on the most recent Business Day immediately preceding such weekend or holiday) before all sums payable hereunder have been paid in full. Without notice to the Borrower or any other person, the American State Bank Base Rate may change from time to time pursuant to the preceding sentence. The American State Bank Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Bank may make commercial loans or other loans at rates of interest at, above, or below the American State Bank Base Rate. “Business Day” shall mean any day other than a Saturday, Sunday or legal holiday for commercial banks under the laws of the State of Texas.

Security

The Loans shall be secured by the Security Instruments.

Structure

Funds will be available under the Note according to its terms. The maturity date of the Note is October 15, 2008.

Borrowing Base

The “Borrowing Base” shall mean the amount of credit available under the Revolver Note at any time during the Revolver Period, as determined by the Bank, exercising its sole and absolute discretion based upon, among other considerations, a determination by the Bank of the value of the oil and gas reserves and other assets of the Borrower.

Effective the date hereof, the Borrowing Base is set at One Million Six Hundred Seventy-Five Thousand Six Hundred Forty-Nine and No/100 Dollars ($1,675,649.00). The Borrower acknowledges that $50,000.00 of the Borrowing Base shall be used to issue a letter of credit on Borrower’s behalf to the Texas Railroad Commission as a plugging bond, such letter of credit to be issued on the Bank’s standard letter of credit forms and upon Borrower’s request. Advances made under the letter of credit shall be considered advances under the Loan. The Bank shall redetermine the Borrowing Base on a semi-annual basis, beginning as of April 15, 2009, or at such other time as the Bank, acting in its sole discretion, so elects. If any redetermination results in a change in the Borrowing Base, the Bank shall promptly notify the Borrower of the change. If a redetermination results in no change in the Borrowing Base, then no notification shall be necessary. Should the Bank determine that the Borrowing Base is less than the principal amount then outstanding, the Borrower shall, within thirty (30) days after receipt of written notice from the Bank, take either of the following steps that may be required by the Bank: (i) by instruments satisfactory in form and substance to the Bank, provide the Bank with additional collateral with value in amounts satisfactory to the Bank in order to increase the Borrowing Base by an amount at least equal to such excess; or (ii) prepay the principal of the Note (together with accrued interest on the principal amount so prepaid) in an amount at least equal to such excess.

The Borrower may request in writing an increase in the Borrowing Base, such request to be accompanied by a description and evaluation of any additional collateral to be provided to the Bank. The Bank may evaluate such request for an increase in its sole and absolute discretion, and in conjunction with such evaluation, may conduct a full credit analysis of the Borrower and the existing or additional collateral.

Purpose

Funds from the Loans will be used to acquire various oil and gas properties. No proceeds from the Loans shall be used for the purpose of purchasing or carrying margin stock in violation of Regulations G, U, or X of the Board of Governors of the Federal Reserve System.

Maturity Date

As stated, the maturity date of the Loan is October 15, 2008.

II. REPRESENTATIONS AND WARRANTIES

A. Good Standing and Identity. Borrower is a limited partnership, duly organized and in good standing under the laws of the State of Texas. The legal name of Borrower and its address are reflected in the address of this Agreement. Permian LLC is a limited liability company, duly organized and in good standing under the laws of the State of Texas, and whose legal name and address are reflected in the address of this Agreement. Steinocher and Hamilton are both individuals, residing in the State of Texas. The Borrower and the Guarantors all have the power to own their property and to carry on their business in each jurisdiction in which they operate.

B. Authority and Compliance. The Borrower has full power and authority to enter into this Agreement, to make the borrowing hereunder, to execute and deliver the Note, and to incur the obligations provided for herein. No consent or approval of any public authority is required as a condition to the validity of this Agreement, the Note, and the Security Instruments, and Borrower is in compliance with all laws and regulatory requirements to which it is subject.

C. Litigation. There are no proceedings pending or, to the knowledge of Borrower, threatened before any court or administrative agency that will or may have a material adverse effect on the financial condition or operations of Borrower, except as disclosed to the Bank in writing prior to the date of this Agreement.

D. Ownership of Assets. As of the date of this Agreement, Borrower has good title to those interests covered by the Security Instruments and any other collateral pledged and the other collateral is owned free and clear of liens. Borrower will at all times maintain its tangible property, real and personal, in good order and repair, taking into consideration reasonable wear and tear.

E. Taxes. All income taxes and other taxes due and payable through the date of this Agreement have been paid prior to becoming delinquent.

F. Financial Statements. The books and records of the Borrower properly reflect the financial condition of the Borrower in all material respects, and there has been no material change in Borrower’s financial condition as represented in its most recent financial statements.

G. Hazardous Wastes and Substances. To the best knowledge of the Borrower, the Borrower and its properties are in compliance with applicable state and federal environmental laws and regulations and the Borrower is not aware of and has not received any notice of any violation of any applicable state or federal environmental law or regulation and there has not heretofore been filed any complaint, nor commenced any administrative procedure, against the Borrower or any of its predecessors, alleging a violation of any environmental law or regulation. Currently and from time to time, the Borrower, in the course of its regular business (oil and gas exploration and production), may use or generate on a portion of its properties materials which are Hazardous Materials, as hereinafter defined. The Borrower has and will make a good faith attempt to comply with all applicable statutes and regulations in the use, generation and disposal of such materials. To the best of its knowledge, the Borrower has not otherwise installed, used, generated, stored or disposed of any hazardous waste, toxic substance, asbestos or related material (“Hazardous Materials”) on its properties. For the purposes of this Agreement, Hazardous Materials shall include, but shall not be limited to, substances defined as “hazardous substances” or “toxic substances” in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9061, et seq., Hazardous Materials Transportation Act, 49 U.S.C. §1802, et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. §6901, et seq., or as “hazardous substances,” “hazardous waste” or “pollutant or contaminant” in any other applicable federal, state or local environmental law or regulation. No underground storage tanks or facilities exist upon any property owned by Borrower, and to the knowledge of Borrower, none of such property has ever been used for the treatment, storage, recycling, or disposal of any Hazardous Materials.

III. CONDITIONS PRECEDENT

The provisions of this Agreement will serve as the proposed terms of the borrowing arrangements. Prior to any funds being made available, Borrower will execute and deliver to the Bank, in form and substance satisfactory to the Bank, this Agreement, the Note, and the Security Instruments (collectively, the “Loan Documents”). In addition to the Borrower’s execution and delivery of the Loan Documents, as a condition precedent to the initial advance under the Loan, the Borrower will obtain and submit to the Bank a duly executed Subordination Agreement (the “Subordination Agreement”), under which Baseline Capital, Inc. (“Baseline”) agrees to subordinate any and all indebtedness owed by the Borrower to Baseline to any and all indebtedness, including future advances, owed by the Borrower to the Bank. The Subordination Agreement shall provide that as long as no Event of Default has occurred under this Agreement, the Borrower may continue to make payments to Baseline pursuant to the documents and agreements between Baseline and Borrower. Upon the occurrence of an Event of Default under this Agreement, the Borrower shall cease to make any payments of principal or interest to Baseline. The Loan Documents are subject to the terms of the Subordination Agreement in all respects.

IV. COVENANTS

Unless the Bank shall otherwise consent in writing, and so long as any debt remains outstanding or the commitment still available, the Borrower and the Guarantors shall comply with the following:

A. Borrower’s Affirmative Covenants.

1. Within ninety (90) days of the end of each calendar year-end, beginning with the year ending on December 31, 2008, the Borrower shall submit to the Bank company-prepared financial statements reflecting its financial performance during the previous calendar year.

2. Within forty-five (45) days of each fiscal quarter-end, with the next fiscal quarter ending as of September 30, 2008, the Borrower will provide to Bank company-prepared financial statements, in form and substance satisfactory to Bank, reflecting its financial performance, for the previous fiscal quarter.

3. Within thirty (30) days of transmitting any tax return to any governmental authority, the Borrower and each Guarantor shall submit to the Bank copies of such returns.

4. The Borrower will maintain a Cash Flow Coverage Ratio of at least 1.15 to 1.0, measured annually. For purposes of this Agreement, “Cash Flow Coverage Ratio” means with respect to any period of calculation thereof, the ratio of the sum of (i) the net income (or loss) from continuing operations of Borrower during such period (excluding extraordinary income but including extraordinary expenses) calculated after any and all distributions to partners, plus (ii) interest and depreciation expenses of Borrower during such period, plus (iii) intangible drilling costs, all determined in accordance with tax basis accounting principles consistently applied, to debt service payments scheduled for the same period.

5. The Borrower will provide to the Bank on or before April 15, 2009 an updated engineering evaluation of the oil and gas properties covered by the Deeds of Trust, such evaluation to be in form and substance satisfactory to the Bank.

6. Within sixty (60) days of the execution of this Agreement, the Borrower shall provide to the Bank evidence of its title to those properties identified in the Deeds of Trust as the “Mortgaged Properties” that establishes, to the satisfaction of the Bank (acting in its sole discretion), that the Borrower holds good title to the Mortgaged Properties, that interests that the Borrower has represented it owns or will acquire in those Mortgaged Properties are owned, or have been so acquired, and that the Bank’s lien against the Mortgaged Properties is first in priority.

7. The Borrower and Guarantors will provide to the Bank such oil and gas information as the Bank may reasonably request from time to time.

8. Within sixty (60) days of the execution of this Agreement, the Borrower and Guarantors will establish all of their primary operating accounts with the Bank.

9. The Borrower and Guarantors will comply with all laws, regulations, and governmental requirements applicable to any of their properties, business operations, and transactions.

10. The Borrower and Guarantors will promptly pay any reasonable costs incurred by the Bank in connection with the preparation or enforcement of this Agreement, the Note, the Security Instruments, and any other documentation executed concurrently herewith.

11. The Borrower and Guarantors will remain in substantial compliance with any and all environmental laws and regulations, and will not place or permit to be placed any Hazardous Materials on any of its properties in violation of applicable state and federal environmental laws. In the event that the Borrower or any of the Guarantors should discover any Hazardous Materials on any of its properties that could result in a breach of the foregoing covenant, the Borrower or the Guarantors shall notify the Bank within three (3) days after such discovery. The Borrower and Guarantors shall dispose of all material amounts of Hazardous Materials that is generated only at facilities or with carriers that maintain valid governmental permits under the Resource Conservation and Recovery Act, 42 U.S.C. §6901. In the event of any notice or filing of any procedure against the Borrower or any of the Guarantors alleging a violation of any environmental law or regulation, the Borrower and Guarantors shall give notice to the Bank within five (5) days after receiving notice of such notice or filing.

12. The Borrower and Guarantors will provide such other information as the Bank may reasonably request from time to time in its sole discretion.

B. Negative Covenants.

1. Neither the Borrower nor any of the Guarantors shall make any change in its present accounting method or change its present fiscal year.

2. The Borrower and Guarantors will not make any substantial change in the nature of their business as now conducted.

3. The Borrower and Guarantors will not sell, contract to sell, convey, assign, transfer, mortgage, pledge, hypothecate, encumber, or in any way alienate their interest in any of the properties covered by the Deeds of Trust, without the consent of the Bank.

V. EVENTS OF DEFAULT

The occurrence and continuing existence for ten (10) days following notification by ASB to the Borrower of any one of the following shall constitute an Event of Default under this Agreement and the Note:

A. Borrower or Guarantors fail to pay when due any principal, interest, or other amount payable under this Agreement, or any promissory notes executed or guaranteed by the Borrower or Guarantors in favor of the Bank;

B. Any representation or warranty made by the Borrower or Guarantors hereunder or in any related collateral security or other documents entered into with the Bank proves to be at any time false or incorrect in any significant respect;

C. The Borrower or Guarantors fail to observe or perform any covenant, obligation, agreement, or other provision contained herein or in any other contract or instrument executed in connection herewith;

D. Any default or defined Event of Default shall occur under any security agreement, deed of trust, promissory note, loan agreement or other contract or instrument executed by the Borrower or Guarantors pursuant to, or as required by, this Agreement;

E. Any final judgment or judgments for the payment of money is rendered against Borrower or Guarantors and is not be satisfied or discharged at least thirty (30) days prior to the date on which any of his assets could be lawfully sold to satisfy such judgment or judgments, unless Borrower or Guarantors bring litigation to stay same; or

F. Borrower or Guarantors or any of their affiliated companies: (a) becomes insolvent, or suffers or consents to, or applies for the appointment of a receiver, trustee, custodian or liquidator for itself or any of its property, or generally fails to pay its debts as they become due, or makes a general assignment for the benefit of creditors; or (b) files a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as recodified from time to time (“Bankruptcy Code”), or as now or hereafter in effect, or any involuntary petition or proceeding pursuant to said Bankruptcy Code or any other applicable state or federal law relating to bankruptcy or reorganization or other relief for debtors is filed or commenced against Borrower; or c) files any answer admitting the jurisdiction of the court and the material allegations of any such involuntary petition; or (d) is adjudicated as bankrupt, under said Bankruptcy Code or any other state or federal law relating to bankruptcy, reorganization, or other relief for debtors.

VI. REMEDIES

If any Event of Default shall occur, any term hereof or of the Note to the contrary notwithstanding, the entire outstanding principal balance then due under the Note, shall at the Bank’s option become immediately due and payable. In addition, the obligation, if any, of the Bank to permit further borrowings hereunder shall immediately cease and terminate and the Bank shall have all rights, powers, and remedies available under this Agreement, the Note, or other contracts or instruments executed in connection herewith, or accorded by law, including without limitation the right to resort to any or all of the collateral and to exercise any or all of its rights, powers, or remedies at any time and from time to time after the occurrence of an Event of Default.

ONCE AN EVENT OF DEFAULT HAS OCCURRED, ASB MAY PURSUE THE REMEDIES PROVIDED FOR IN THIS AGREEMENT, THE NOTE, AND THE SECURITY INSTRUMENTS WITHOUT PRESENTMENT, DEMAND, PROTEST, NOTICE OF ACCELERATION, NOTICE OF INTENT TO ACCELERATE, NOTICE OF PROTEST OR NOTICE OF DISHONOR, OR ANY OTHER NOTICE OF ANY KIND, ALL OF WHICH ARE EXPRESSLY WAIVED BY BORROWER AND GUARANTORS.

Should Borrower or any of the Guarantors be in default of, or fail to comply with any covenant contained in this Loan Agreement, and if Borrower or any of the Guarantors shall fail to cure such default or fail to comply with such covenant, within ten (10) days after the receipt of written notice of such default or failure to comply, then, Bank may at Bank’s option, increase the interest rate provided for in the Note to reflect the increased monitoring by Bank and increased risk to Bank as a result of Borrower’s or Guarantor’s non-compliance. Bank may increase the interest rate an additional one percent for failure to comply with reporting requirements regarding financial statement and other information as required by this Agreement, and an additional one percent for Borrower’s or any Guarantor’s non-compliance with performance standards detailed in the financial covenants contained in this Agreement. Nothing in this paragraph shall require or obligate Bank to exercise this option to increase the interest rate on the Note in lieu of any other remedy available to Bank, including that of acceleration of the Note. If the interest rate on the Note is increased as provided for in this paragraph, and thereafter Borrower or Guarantors achieve compliance with all of its reporting requirements and covenants contained in this Agreement, then Bank, upon Borrower’s or Guarantors’ written request, will reinstate the interest rate provided for in the Note.

All rights, powers, and remedies of the Bank in connection with this Agreement, the promissory notes or any other contract or instrument on which the Borrower or Guarantors may at any time be obligated to the Bank (or any holder thereof) are cumulative and not exclusive and will be in addition to any other rights, powers, or remedies provided by law or equity, including without limitation the right to set off any liability owing by the Bank to the Borrower or Guarantors (including sums deposited in any deposit account of Borrower or Guarantors with the Bank, excluding those deposit accounts held by Borrower or Guarantors as agent for any third party) against any liability of the Borrower or Guarantors to the Bank.

VII. WAIVER

No delay, failure, or discontinuance by the Bank, or any holder of the promissory notes, in exercising any right, power, or remedy under this Agreement, the Note or any other contract or instrument on which the Borrower or Guarantors may at any time be obligated to the Bank (or any holder thereof) shall affect or operate as waiver of such right, power or remedy. Any waiver, permit, consent, or approval of any kind by the Bank (or any holder of the promissory notes), or of any provisions or conditions of, or any breach or default under this Agreement, the Note, or any other contract or instrument on which the Borrower or Guarantors may at any time be obligated, must be in writing and shall be effective only to the extent set forth in such writing.

VIII. NOTICES

All notices, requests, and demands given to or made upon the respective parties must be in writing and shall be deemed to have been given or made: (a) at the time of personal delivery thereof, (b) or two days after any of the same are deposited in the U.S. Mail, first class and postage prepaid, addressed as follows:

Borrower:	Permian Legend Petroleum LP 3327 West Wadley Avenue, Suite 3, #267 Midland, Texas 79707
Guarantors:	Permian Legend Petroleum LLC 3327 West Wadley Avenue, Suite 3, #267 Midland, Texas 79707
Mr. Ronnie L. Steinocher 2100 West Wadley Avenue, #21 Midland, Texas 79707
Ms. Lisa P. Hamilton 3327 West Wadley Avenue, Suite 3, #267 Midland, Texas 79707
ASB:	American State Bank Attention: Mike Marshall 620 North Grant Avenue Odessa, Texas 79761

or other such address as any party may designate by written notice to all other parties.

IX. SUCCESSORS AND ASSIGNS

This Agreement shall be binding on and inure to the benefit of the heirs, executors, administrators, legal representatives, successors, and assigns of the parties, provided, however, that this Agreement may not be assigned by the Borrower without the prior written consent of the Bank. The Bank reserves the right to sell, assign, transfer, negotiate, or grant participation in all or any part of, or any interest in, the Bank’s rights and benefits under this Agreement, the Note or any contracts or instruments relating thereto. In connection therewith, the Bank may disclose all documents and information which the Bank now has or may hereafter acquire relating to the loan or the promissory notes, the Borrower, his business, or any collateral required hereunder.

X. SEVERABILITY OF PROVISIONS

If any of the provisions of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

XI.	VENUE AND JURISDICTION

Any suit, action or proceeding against the Borrower arising out of or relating to this Agreement or any judgment entered by any court in respect thereof, may be brought or enforced in the courts of the State of Texas, County of Ector, or in the United States District Court for the Western District of Texas, as ASB in its sole discretion may elect, and Borrower hereby submit to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. The Borrower hereby irrevocably consent to service of process in any suit, action or proceeding in any of said courts by the mailing thereof by the Bank by registered or certified mail, postage prepaid, to the Borrower, at the addresses set forth herein.

THE BORROWER AND GUARANTORS HEREBY IRREVOCABLY WAIVE ANY OBJECTIONS THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT IN ANY OF SAID COURTS AND HEREBY FURTHER IRREVOCABLY WAIVE ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

FURTHER, THE BORROWER AND GUARANTORS HEREBY IRREVOCABLY WAIVE ANY RIGHT GRANTED BY STATUTE, RULE OR COURT OR OTHERWISE TO HAVE SUCH SUIT, ACTION, PROCEEDING, OR ISSUE TRIED BY A JURY. THE BORROWER AND GUARANTORS HAVE WAIVED THE RIGHT TO TRIAL BY JURY KNOWINGLY AND VOLUNTARILY, AND SUCH WAIVER SHALL BE INTERPRETED TO ENCOMPASS INDIVIDUALLY AND COLLECTIVELY EACH INSTANCE AND EACH INSTANCE AS TO WHICH THE RIGHT TO TRIAL BY JURY MIGHT OTHERWISE ACCRUE. THE BORROWER AND GUARANTORS HEREBY AGREE THAT THE BANK MAY INCLUDE A COPY OF THIS PARAGRAPH IN ANY PLEADING OR OTHER DOCUMENTATION IN ORDER TO EVIDENCE THE WAIVER PROVIDED HEREUNDER.

XII. MISCELLANEOUS

A. Texas Law Applicable. This Agreement, the Note, the Security Instruments, and any contracts or instruments relating thereto, shall be governed by and construed in accordance with the laws of the State of Texas, except to the extent that the Bank has greater rights or remedies under federal law or the law of any jurisdiction in which the collateral properties are located, in which case such choice of Texas law shall not be deemed to deprive the Bank of such rights and remedies under federal law or the law of any jurisdiction in which the collateral properties are located, in which case such choice of Texas law shall not be deemed to deprive the Bank of such rights and remedies as may be available under such law.

B. Discretionary Reviews. American State Bank reserves the right to periodically conduct a review of the Borrower’s ability to perform under the terms of the Note and to limit or restrict future advances under the Note.

C. No Obligation to Renew. Borrowers and Guarantors expressly recognize and acknowledge that the Loan to be advanced by the Bank pursuant to this Agreement will mature on October 15, 2008. Although certain of the covenants and agreements stated above refer to dates following the final maturity date, such references should not be construed as the Bank’s agreement to extend or renew the Loan.

C. Notice of Final Agreement. THIS AGREEMENT, THE NOTE, ANY CONTRACTS OR INSTRUMENTS RELATING THERETO, REPRESENT THE ENTIRE AGREEMENT BETWEEN THE PARTIES, AND IT IS EXPRESSLY UNDERSTOOD THAT ALL PRIOR CONVERSATIONS OR MEMORANDA BETWEEN THE PARTIES REGARDING THE TERMS OF THIS AGREEMENT SHALL BE SUPERSEDED BY THIS AGREEMENT. ANY AMENDMENT, APPROVAL, OR WAIVER BY ASB OF THE TERMS OF THIS AGREEMENT, THE NOTE AND ANY CONTRACTS OR INSTRUMENTS RELATING THERETO, MUST BE IN WRITING OR CONFIRMED WRITING, AND SHALL BE EFFECTIVE ONLY TO THE EXTENT SPECIFICALLY SET FORTH IN SUCH WRITING. THIS AGREEMENT, IN CONJUNCTION WITH THE NOTE AND ANY CONTRACTS OR INSTRUMENTS RELATING THERETO, SHALL SERVE TO EVIDENCE THE TERMS OF THE ENTIRE AGREEMENT BETWEEN THE PARTIES.

Please acknowledge your acceptance of and agreement to the terms of this Agreement by dating and executing where indicated.

Very truly yours,

AMERICAN STATE BANK

By:       /s/ W. Allen Pruitt—
W. Allen Pruitt
President — Midland

AGREED TO AND ACCEPTED AS OF THE
1st DAY OF AUGUST 2008

BORROWER:

PERMIAN LEGEND PETROLEUM LP, a Texas limited partnership

BY: PERMIAN LEGEND LLC, its general partner

By:       /s/ Lisa P. Hamilton—
Lisa P. Hamilton

Manager

By:       /s/ Ronnie L. Steinocher—
Ronnie L. Steinocher

Manager